SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of January 21, 2015, is entered into by and among Radio One, Inc., a Delaware corporation (the “Borrower”), for purposes of Sections B and C hereof, the Subsidiary Guarantors listed on the signature pages hereto, the Lenders party hereto, and Credit Suisse AG (“Credit Suisse”), as Administrative Agent and as Collateral Agent for the Lenders.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Borrower, various lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent are party to that certain Credit Agreement, dated as of March 31, 2011 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of December 19, 2012, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, pursuant to the terms and subject to the conditions set forth below, each Lender signatory hereto is willing to agree to amend the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

A.	Amendments to Credit Agreement

1. The definitions of “Applicable Soft Call Percentage”, “Commitment”, “Revolving Loan Commitment”, “Revolving Loan Maturity Date”, “RL Lender”, “Term Loan”, “Term Loan Maturity Date” and “Tranche” in Section 1.01 of the Credit Agreement are hereby amended by deleting said definitions in their entirety and inserting the following new definitions in the appropriate alphabetical order in lieu thereof:

“Applicable Call Percentage” shall mean, with respect to any prepayment or  repayment of Term Loans of the type described in Section 4.01(f) or the effectiveness of any Repricing Transaction made or consummated (x) on or prior to March 31, 2015, 1% or (y) thereafter, 0.50%, including, in the case of clause (y), the repayment in full of the Term Loans as a result of the occurrence of the Maturity Date (and, for the avoidance of doubt, for any outstanding principal amount of the Term Loans that is due and not paid on the Maturity Date, an amount equal to the Applicable Call Percentage of the aggregate outstanding principal amount of the Term Loans on and as of such date shall be deemed added to and made part of the aggregate outstanding principal amount of the Term Loans from and after the Maturity Date); provided that, in the case of clause (y), in the event that (A) any such prepayment or repayment of Term Loans is made with proceeds of any issuance of notes, the Applicable Call Percentage shall be 1.5% (it being understood and agreed that in the event of any prepayment or repayment of the Term Loans with the proceeds of any issuance of notes and the proceeds of the incurrence or issuance of other Indebtedness, the Term Loans shall be repaid or prepaid first, with the proceeds of such other Indebtedness and second, with the proceeds of such issuance of notes) and (B) any such prepayment or repayment of the Term Loans or any such Repricing Transaction is made or consummated as a result of an amendment of this Agreement and extension of the Term Loan Maturity Date  pursuant to Section 2.15 and any applicable Extension Amendment, the Applicable Call Percentage solely in respect of amounts extended by any individual Lender pursuant to an Extension Amendment shall be 0%.

“Commitment” shall mean any of the commitments of any Lender, i.e., a Term Loan Commitment, an Initial Revolving Loan Commitment or an Extended Revolving Loan Commitment.

“Revolving Loan Commitment” shall mean any Initial Revolving Loan Commitment and any Extended Revolving Loan Commitment made available pursuant to Section 2.15 and any applicable Extension Amendment.

“Revolving Loan Maturity Date” shall mean (i) with respect to Initial Revolving Loan Commitments, March 31, 2015 and (ii) with respect to any Extended Revolving Loan Commitment, the date specified in the applicable Extension Offer.

“RL Lender” shall mean each Lender with an Initial Revolving Loan Commitment, Extended Revolving Loan Commitment or with outstanding Revolving Loans (or participations in other Revolving Obligations).

“Term Loan” shall mean the Initial Term Loans and any Extended Term Loans made available pursuant to Section 2.15 and any applicable Extension Amendment.

“Term Loan Maturity Date” shall mean (i) with respect to Initial Term Loans, March 31, 2016 and (ii) with respect to any Extended Term Loans, the date specified in the applicable Extension Offer.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, including Term Loans, Extended Term Loans, Revolving Loans, Swingline Loans and Extended Revolving Loan Commitments, provided that for purposes of Sections 2.13, 9.17, 13.04(b), 13.12(a) and (b) and the definition of “Majority Lenders”, Revolving Loans and Swingline Loans shall collectively be deemed to constitute part of a single “Tranche”.

2. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Extended Revolving Loan Commitment” shall have the meaning provided in Section 2.15(a).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a).

“Extending Revolving Lender” shall have the meaning provided in Section 2.15(a).

“Extending Term Loan Lender” shall have the meaning provided in Section 2.15(a).

“Extension” shall have the meaning provided in Section 2.15(a).

“Extension Amendment” shall have the meaning provided in Section 2.15(a).

“Extension Offer” shall have the meaning provided in Section 2.15(a).

“Initial Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01A directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“Initial Term Loan” shall mean each Term Loan made on the Initial Borrowing Date pursuant to Section 2.01(a) hereof.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loans or Revolving Loan Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Term Loans or Extended Revolving Loan Commitment, in each case, as extended in accordance with this Agreement from time to time.

“Minimum Extension Condition” shall have the meaning provided in Section 2.15(b).

“Second Amendment Effective Date” shall mean January 21, 2015, the date of effectiveness of the Second Amendment to Credit Agreement, by and among the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and Collateral Agent and the Lenders party thereto.

3. Section 2 of the Credit Agreement is hereby amended by adding the following Section after the end of Section 2.14 thereof:

“2.15.     Extension of Term Loans and Revolving Loan Commitments

(a)          Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Loan Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal or committed amount of the respective Term Loans or Revolving Loan Commitments, as the case may be, with a like Maturity Date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and/or Revolving Loan Commitments and otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings)) (each, an “Extension” and each group of Term Loans or Revolving Loan Commitments so extended shall constitute a separate Tranche of Term Loans or Revolving Loan Commitments, as the case may be, from which they were converted), so long as the following terms and conditions are satisfied or waived by the applicable Extending Revolving Lenders or Extending Term Loan Lenders:

(i)           immediately prior to any Extension and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(ii)           to the extent required by the applicable Extending Term Loan Lenders and/or Extending Revolving Lenders, as the case may be, all of the representations and warranties set forth in Section 8 of the Credit Agreement and each other Credit Document shall be true and correct in all material respects on the date of the Extension, both before and after giving effect to the Extension, with the same effect as though such representations and warranties had been made on and as of the date of the Extension, except to the extent such representations and warranties expressly relate to an earlier date;

(iii)           in the case of any Extension with respect to a Revolving Loan Commitment, except as to interest rates, fees, terms relating to mandatory prepayments and commitment reductions, and final maturity (which shall, subject to the immediately succeeding proviso, be determined by the Borrower and the relevant Lenders and set forth in the relevant Extension Offer), the Revolving Loan Commitment of any Lender (each, an “Extending Revolving Lender”) extended pursuant to an Extension (each, an “Extended Revolving Loan Commitment”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with such other terms identical or, in respect of covenants and  events of default, not materially more favorable to the Extending Revolving Lenders than, the original Revolving Commitments (and related outstandings); provided that (1) each borrowing, each voluntary prepayment and commitment reduction and each mandatory repayment and commitment reduction with respect to Extended Revolving Commitments (and related obligations) after the closing date of any Extension shall be made on a pro rata basis with each other Tranche of Revolving Loan Commitments (and related obligations), except for (A) repayments and commitment reductions required upon the Maturity Date applicable to any Tranche of the Revolving Loan Commitments and (B) payments of interest and fees at different rates applicable to any Tranche of Extended Revolving Loan Commitment (and related oustandings), (2) the final maturity date of any Extended Revolving Loan Commitment shall be no earlier than the then Latest Maturity Date hereunder and (3) all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Loan Commitments ratably in accordance with their respective Revolving Loan Commitments, subject, however, to the reallocation provisions as described in Section 2.15(d) upon the occurrence of a Maturity Date applicable to any Tranche of Revolving Loan Commitments;

              (iv)           In the case of any Extension with respect to Term Loans, except as to interest rates, fees, premium, amortization, final maturity, optional and mandatory prepayment provisions (which shall, subject to immediately succeeding proviso, be determined by the Borrower and the relevant Lenders and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (each, an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Term Loans subject to such Extension Offer; provided that (1) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date hereunder, (2) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, and (3) any Extended Term Loans shall participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer except for repayments required upon a Maturity Date applicable to any Tranche of Term Loans;

(v)           if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Loan Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or principal or committed amount of Revolving Loan Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loan Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal or committed amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer (it being understood, for the avoidance of doubt, that in no event shall (i) the Revolving Loan Commitments outstanding after giving effect to an Extension exceed the Total Revolving Loan Commitment immediately prior to such Extension, (ii) the Terms Loans after giving effect to an Extension exceed the Total Term Loan Commitment on the Effective Date and (iii) the Revolving Loan Commitments and Term Loans after giving effect to an Extension exceed the Total Commitments on the Effective Date);

(vi)           all documentation in respect of such Extension shall be consistent with the foregoing; and

(vii)           any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b)          An Extension shall not constitute a voluntary or mandatory repayment or prepayment for purposes of Sections 5.02 and 5.03 and no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Loans Commitments to be extended.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans or Extended Revolving Loan Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.02 and 5.03) or any other Credit Document that may otherwise prohibit any such  Extension or any other transaction contemplated by this Section 2.15.

(c)          No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to its Term Loans or Revolving Loan Commitments, as applicable, and (B) with respect to any Extension of the Revolving Loan Commitments, the consent of the Issuing Lender and, if the Swingline Commitment is to be extended, the Swingline Lender, such consent, in any such case, not be unreasonably withheld, delayed or conditioned.  All Extended Term Loans, Extended Revolving Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Credit Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Credit Documents. All Extended Revolving Loan Commitments and all obligations in respect thereof shall be “Revolving Obligations” under this Agreement and the other Credit Documents and be entitled to the benefits of the “super-priority provisions” contained in Sections 13.06(d) and 13.22. The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into customary amendments to this Agreement and the other Credit Documents with the Borrower as may be necessary or appropriate in order to establish Tranches of Extended Terms Loans or Extended Revolving Loan Commitments and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such Tranches of Extended Term Loans or Extended Revolving Loan Commitments, as applicable, in each case on terms consistent with this Section 2.15 (each, an “Extension Amendment”).  Each Extension Amendment entered into with the Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders.  The Effectiveness of each Extension Amendment shall be subject to, to the extent reasonably requested by the Extending Term Loan Lenders and/or Extending Revolving Lenders, as the case may be, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Initial Borrowing Date other than change to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreement and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Revolving Loan Commitments are provided with the benefit of the applicable Credit Documents.

(d)          Without limiting the generality of the provisions in Section 2.15(c), (i) each Extension Amendment in connection with an Extension of Revolving Loans Commitments shall provide that (x) participations in Letters of Credit expiring on or after the Maturity Date applicable to the Tranche of Revolving Loan Commitments and in Swingline Loans subject to the Extension Offer shall be re-allocated from Lenders who have not accepted to such Extension Offer to Lenders who have accepted such Extension Offer on terms satisfactory to the Issuing Lender and the Swingline Lender (with corresponding automatic adjustments to the participation interests of Lenders who have accepted such Extension Offer in all Letters of Credit and Swingline Loans), so long as (1) no Specified Default exists at the time of such reallocation and (2) such reallocation would not cause the revolving credit exposure of any Lender with a Revolving Loan Commitment to exceeds its Revolving Loan Commitment and (y) if no such reallocation occurs as contemplated by preceding clause (x), the Borrower shall cash collateralize any such Letter of Credit on terms satisfactory to the Issuing Lender and repay in full all Swingline Loans and (ii) the respective Credit Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

(e)          In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, rendering timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.”

4.   Section 4.01(f) of the Credit Agreement is hereby amended by deleting said section in its entirety and inserting the following new section in lieu thereof:

“(f)        At the time of (I) any voluntary prepayment of principal of Term Loans by the Borrower pursuant to Section 5.01 with the Net Cash Proceeds of any incurrence or issuance of any Indebtedness, Disqualified Preferred Stock or Designated Preferred Stock, as applicable, (II) any repayment or prepayment of principal of Term Loans arising as a result of, or in connection with, a Change of Control, (III) any mandatory repayment of principal of Term Loans pursuant to Section 5.02(d) (including as a result of a refinancing in full of the Term Loans), (IV) the effectiveness of any Repricing Transaction or (V) the repayment of the Term Loans as a result of the occurrence of the Maturity Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term Loans that are prepaid, repaid, converted or subject to a pricing reduction, as applicable, in connection with such prepayment, repayment or Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Replaced Lender under Section 2.13), a fee in an amount equal to the Applicable Call Percentage then in effect of (x) in the case of a prepayment or repayment of principal of Term Loans, the aggregate principal amount of such prepayment or repayment, (y) in the case of a Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of all Term Loans prepaid (or converted) in connection with such Repricing Transaction and (z) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction.  Such fees shall be earned, due and payable upon the date of such prepayment, repayment or the effectiveness of such Repricing Transaction, as the case may be.”

5.   Section 5.04 of the Credit Agreement is hereby amended by adding the following provision after the end of clause (d) thereof:

“(e)       For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

6.   Section 9.01(b) of the Credit Agreement is hereby amended by adding the text “, all other than a “going concern” exception or explanatory note resulting solely from an upcoming maturity of the Term Loans or Revolving Loans occurring within one year from the most recent balance sheet date to which such opinion relates” at the end of the parenthetical in clause (i) thereof following the word “audit”.

7.   Clause (xxi) in Section 10.01 of the Credit Agreement is hereby amended by deleting said clause in its entirety and inserting the following new clause (xxi) in lieu thereof:

“(xxi) Liens incurred on cash or Cash Equivalents of the Borrower to secure reimbursement obligations in an aggregate amount not to exceed $2,000,000 at any one time outstanding; and”

8.  Section 10.07 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 10.07 in lieu thereof:

“10.07.  Interest Expense Coverage Ratio. The Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of the Borrower set forth below to be less than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
December 31, 2014	1.25:1.00
March 31, 2015	1.25:1.00
June 30, 2015	1.25:1.00
September 30, 2015	1.25:1.00
December 31, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter	1.25:1.00

9.   Section 10.08 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 10.08 in lieu thereof:

“10.08.  Leverage Ratios.

(a)    The Borrower will not permit the Total Senior Secured Leverage Ratio on the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
December 31, 2014	3.75:1.00
March 31, 2015	4.25:1.00
June 30, 2015	4.25:1.00
September 30, 2015	4.00:1.00
December 31, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter	4.00:1.00

(b)           The Borrower will not permit the Total Leverage Ratio on the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
December 31, 2014	7.50:1.00
March 31, 2015	8.00:1.00
June 30, 2015	8.00:1.00
September 30, 2015	8.00:1.00
December 31, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter	8.00:1.00

B.	Miscellaneous Provisions

1.      In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants as follows on the date hereof that:

(a)            the Borrower has all requisite power and authority to enter into this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Second Amendment (the “Amended Credit Agreement”);

(b)            the Borrower has taken all necessary action to authorize the execution, delivery and performance by it of this Second Amendment and has duly executed and delivered this Second Amendment, and this Second Amendment and the Credit Agreement as amended by this Second Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(c)            no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute a Default or an Event of Default; and

(d)            all of the representations and warranties set forth in Section 8 of the Credit Agreement and each other Credit Document are true and correct in all material respects on the Second Amendment Effective Date (as defined below), both before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

2.  This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.  This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

4.  THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.   This Second Amendment shall become effective as of the date hereof (the “Second Amendment Effective Date”); provided that each of the following conditions shall have been satisfied:

(a)            the Borrower, each other Credit Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or electronic transmission) the same to the Administrative Agent;

(b)            the Borrower shall have paid to Credit Suisse Securities (USA) LLC (“CS Securities”) all amounts payable to CS Securities under that certain Engagement Letter, dated as of January 9, 2015, between the Borrower and CS Securities;

(c)            the Borrower shall have paid all reasonable and documented fees, charges and disbursements of Credit Suisse (including of White & Case LLP, counsel for the Administrative Agent and the Collateral Agent, including all fees, charges and disbursements in connection with the Second Amendment to the extent invoiced prior to the Second Amendment Effective Date) to the extent required by Section 13.01 of the Credit Agreement and the terms of the Engagement Letter; and

(d)            each of the representations and warranties set for in Section B.1 above shall be true and correct on such date.

6.    From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby, and the Second Amendment shall be deemed to be a Credit Document.

C.           Acknowledgement and Consent

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Second Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Second Amendment.  Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Guaranteed Obligations” or “Obligations”, as applicable, under each of the Credit Documents to which it is a party (in each case as such term is defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment.  Each Guarantor represents and warrants that all representations and warranties contained in the Amended Credit Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (ii) nothing in the Amended Credit Agreement, this Second Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed and delivered as of the date first above written.

RADIO ONE INC., as the Borrower
By

Name:
Title:

[Signature Page to the Second Amendment to Credit Agreement]

[NAMES OF SUBSIDIARY GUARANTORS]
By

Name:
Title:

[Signature Page to the Second Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent
By

Name:
Title:

By

Name:
Title:

[Signature Page to the Second Amendment to Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE CREDIT AGREEMENT, DATED AS OF MARCH 31, 2011, AMONG RADIO ONE, INC., THE LENDERS PARTY
THERETO FROM TIME TO TIME AND CREDIT SUISSE AG, AS ADMINISTRATIVE
AGENT AND COLLATERAL AGENT

NAME OF INSTITUTION:

By

Name:
Title:

By

Name:
Title:

[Signature Page to the Second Amendment to Credit Agreement]